At NationsHealth:	At Rx Communications Group:
Timothy Fairbanks, CFO 954-903-5018	Melody A. Carey (investors) 917-322-2571

FOR IMMEDIATE RELEASE

NATIONSHEALTH ANNOUNCES 2006 SECOND QUARTER AND YEAR TO DATE FINANCIAL RESULTS

SUNRISE, Fla. - August 7, 2006 - NationsHealth, Inc. (Nasdaq: NHRX; NHRXW; NHRXU) today announced its financial results for its quarter and six months ended June 30, 2006.

Revenue for the quarter ended June 30, 2006 was $19.6 million compared to $22.2 million for the corresponding period in 2005. Net loss for the quarter ended June 30, 2006 was $5.0 million, or $0.18 per share, compared to a net loss of $5.4 million, or $0.21 per share, for the corresponding period in 2005.

For the six months ended June 30, 2006, revenue was $44.6 million compared to $41.1 million for the corresponding period in 2005. Net loss for the six months ended June 30, 2006 was $18.5 million, or $0.67 per share, compared to a net loss of $13.7 million, or $0.52 per share, for the corresponding period in 2005.

Revenue for the quarter and six months ended June 30, 2005 included approximately $6.9 million and $13.2 million, respectively, from the Company’s respiratory division, which was sold on September 2, 2005.

The Company is also reporting adjusted EBITDA* for the first two quarters of 2006, being the two quarters which include the Company’s present lines of business and exclude the previously sold respiratory division. Adjusted EBITDA loss, defined as net loss before interest, taxes, depreciation and amortization, stock based compensation and non-cash impairment charges, for the quarter ended June 30, 2006 was $1.3 million, compared to $10.9 million for the quarter ended March 31, 2006. Adjusted EBITDA loss for the quarter ended June 30, 2006 included $1.2 million of severance expense related to the Company’s corporate restructuring. Results for the quarter also reflect a $1.7 million gain on the settlement of a vendor obligation.

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NationsHealth, Inc. News Release

The Insurance Services segment, which consists of NationsHealth’s marketing, distribution and enrollee services related to CIGNA’s nationwide CIGNATURE Rx Medicare Part D Prescription Drug Plan, contributed profit of $2.4 million for the quarter ended June 30, 2006 and a loss of approximately $5.5 million for the six months ended June 30, 2006. The Pharmacy Products segment, which consists of NationsHealth’s medical supplies and prescription card business, contributed profit of $1.6 million and $3.9 million for the quarter and six months ended June 30, 2006, respectively.

“The second quarter financial results reflect our ongoing efforts to achieve profitability and positive cash flow,” said Timothy Fairbanks, the Company’s Chief Financial Officer. “Both our Pharmacy Products and Insurance Services businesses reported profit at the segment level this quarter and we continue to work diligently to more appropriately size the corporate infrastructure needed to support those business lines. Our management restructuring, cost containment and efficiency initiatives undertaken during the second quarter should account for over $4.0 million of savings per year and are starting to be reflected in our financial results. We expect the upcoming third quarter to reflect the full effect of the initiatives we have implemented.”

As previously announced, NationsHealth will host a conference call at 11:00 a.m. ET today to review its financial results for the quarter and six month ended June 30, 2006.
Access Information:
Date:	August 7, 2006
Time:	11:00 a.m. ET
U.S./Canada dial-in number:	866-558-6338
International dial-in number:	702-477-7800
Participant passcode:	3085
Live webcast:	www.nationshealth.com

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NationsHealth, Inc. News Release

Replay Access Information:
A recording of the conference call will be available three hours after completion until August 11, 2006 at midnight ET at 866-800-3850 (U.S.) and 808-237-2390 (International). The replay passcode is 3085. The webcast will be archived for on demand listening for 30 days on the NationsHealth’s website, www.nationshealth.com.
About NationsHealth, Inc.
NationsHealth improves the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and prescription related services. NationsHealth has a strategic alliance with CIGNA to offer their Medicare Part D prescription drug plans nationally. Prior to launching its Medicare Part D business, NationsHealth offered free discount prescription cards, accepted at over 57,000 pharmacies nationwide, to approximately 2.9 million cardholders. In addition, NationsHealth provides home delivery of diabetes and ostomy medical products to over 103,000 patients. NationsHealth is also the provider of diabetes supplies to over 12,000 Medicare beneficiaries at over 1,100 Kmart pharmacies. For more information please visit http://www.nationshealth.com.

* Use of Non-GAAP Financial Measures
In its earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. Management regularly reviews adjusted EBITDA (EBITDA loss) as an analytical indicator of the Company’s financial performance and believes that it is useful to investors in evaluating operating performance. In addition, the Company uses adjusted EBITDA (EBITDA loss) as a measure of performance for its business segments and for incentive compensation purposes. The Company does not intend for adjusted EBITDA to be considered in isolation or as a substitute for any GAAP measure. Adjusted EBITDA (EBITDA loss), as presented, may not be comparable to similarly titled measures of other companies.

Net income (loss) is the GAAP financial measure most directly comparable to adjusted EBITDA (EBITDA loss). A reconcilliation of adjusted EBITDA loss to net loss is as follows (in thousands):

	Three Months Ended
	June 30, 2006	March 31, 2006
Net Loss	($4,997)	($13,530)
Interest, net	727	643
Depreciation and amortization	455	458
Amortization of equity issued to CIGNA	970	969
Stock-based compensation	830	543
Non-cash impairment charge	733	--
Adjusted EBITDA Loss	($1,282)	($10,917)

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NationsHealth, Inc. News Release

This press release contains forward-looking statements about NationsHealth, including statements regarding management initiatives, efforts to streamline operations, projections with respect to enrollment and market opportunities for Part D and specialty pharmacy programs and future financial results, none of which should be construed in any manner as a guarantee that such results will in fact occur. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Forward-looking statements are statements that are not historical facts, and in some cases may be identified by the words “anticipate,” “project,” “expect,” “plan,” “intend,” “may,” “should,” “will,” and similar words or phrases. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to maintain our existing customer base; our customers’ desire to take advantage of our Part D and specialty pharmacy services; uncertainty in our costs incurred in administering the Part D program; changes in Medicare, Medicaid, Tricare, Champus and any other state or national-based reimbursement program; changing interpretations of generally accepted accounting principles; outcomes of government reviews of NationsHealth’s business practices; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of rapid growth; our ability to compete effectively; timing and market acceptance of new products sold by NationsHealth; general economic conditions; and geopolitical events, regulatory changes and other risks and uncertainties described in NationsHealth’s Annual Report on Form 10-K for the year ended December 31, 2005 and NationsHealth’s other reports filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.

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NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,
	2006	2005
Revenue:
Net product sales	$10,890	$19,995
Prescription card revenue	1,339	2,156
Service revenue	7,387	--
	19,616	22,151

Cost of product sales	4,907	8,485
Cost of services	4,173	--

Gross Profit	10,536	13,666

Operating Expenses:
Patient acquisition and related costs	1,563	5,566
Patient service and fulfillment	2,099	3,933
General and administrative	8,129	5,313
Provision for doubtful accounts	990	2,924
Depreciation and amortization	322	213
Amortization of equity issued to CIGNA	970	--
Impairment of investment in joint venture	733	--
	14,806	17,949

Loss from Operations	(4,270)	(4,283)

Other Expense, net	(727)	(1,117)

Net Loss	$(4,997)	$(5,400)

Loss per share - basic and diluted	$(0.18)	$(0.21)

Weighted average shares outstanding - basic and diluted	27,888	26,175

NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Six Months Ended June 30,
	2006	2005
Revenue:
Net product sales	$21,744	$37,132
Prescription card revenue	3,312	4,011
Service revenue	19,575	--
	44,631	41,143

Cost of product sales	10,191	15,411
Cost of services	23,255	--

Gross Profit	11,185	25,732

Operating Expenses:
Patient acquisition and related costs	2,644	14,720
Patient service and fulfillment	4,543	7,825
General and administrative	15,971	9,617
Provision for doubtful accounts	1,846	5,245
Depreciation and amortization	666	429
Amortization of equity issued to CIGNA	1,939	--
Impairment of investment in joint venture	733	--
	28,342	37,836

Loss from Operations	(17,157)	(12,104)

Other Expense, net	(1,370)	(1,570)

Net Loss	$(18,527)	$(13,674)

Loss per share - basic and diluted	$(0.67)	$(0.52)

Weighted average shares outstanding - basic and diluted	27,848	26,175

NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2006	2005
	(unaudited)
ASSETS
Current Assets:
Cash and short-term investments	$4,306	$14,894
Accounts receivable, net	5,278	7,908
Inventory	1,161	1,285
Costs related to billings in process, net	1,247	874
Other receivables	909	1,877
Prepaid expenses and other current assets	524	750
Total current assets	13,425	27,588
Property and equipment, net	3,604	3,747
Investment in joint venture	797	1,488
Deferred CIGNA equity compensation, net	13,571	15,510
Other assets, net	1,743	1,526
Total assets	$33,140	$49,859

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current Liabilities:
Accounts payable	$10,697	$13,387
Accrued expenses	9,940	12,030
Deferred revenue, current portion	3,314	235
Line of credit	3,181	2,500
Total current liabilities	27,132	28,152

Long-Term Liabilities:
Deferred revenue	--	1,100
Convertible notes, related party, net	5,717	5,176
Other long-term liabilities	1,016	1,414
Total long-term liabilities	6,733	7,690

Stockholders' Equity (Deficiency)	(725)	14,017
Total liabilities and stockholders' equity (deficiency)	$33,140	$49,859

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